10.2

AGREEMENT

MADE AS OF THE 20 th DAY OF JUNE 2007

BY AND AMONG:

Idea Plus Ltd, a company organized and existing under the laws of the state of Israel, bearing company number 513225573 (**"Idea Plus"**).

And:

Global Sourcing and Marketing LLC, a limited liability company organized under the laws of the state of Georgia, United States of America (**"Licensee"**).

And:

Majic wheels Corp, a company organized and existing under the laws of the state of Deleware, United States of America, bearing company number 98-0533882 and whose registered office is at 113 Barksdale Professional Center, Newark, Deleware, 19711, USA (**"Majic Wheels"**).

Idea Plus is referred to in this agreement as **"Licensor"**.

Idea Plus, and Global Sourcing And Marketing LLC and Majic Wheels Corp. are jointly and severally referred to in this agreement as **"The Parties"**.

Whereas Idea Plus and Global Sourcing and Marketing were parties to an agreement signed on 21 November 2005 (**"The Previous Agreement"**), which granted to Licensee an exclusive, worldwide, perpetual license (with the right to sublicense) to a substance with unique adhesive properties which can be molded into various shapes including tires for installation on the RCV which would allow the vehicle to climb vertical surfaces (**"MAM"**), a model that the Licensor has developed of a radio controlled toy vehicle (**"RCV"**) concept and derivations thereof for use in the toy and novelty markets; and

Whereas The Parties hereto wish to reach a full and complete arrangement with respect to all issues and debts in connection with the previous agreement.; and

Whereas The parties wish to set out in writing the matters agreed between them on April 10 2007.

Now, therefore, in consideration of the premises and of the mutual covenants herein set forth it is hereby agreed by and between the Parties as follows:

Validity

1. The undertakings under this agreement shall apply as of June 20, 2007 ("**Termination day**").

Repayment

2. The parties mutually agree to terminate the previous agreement, as of the Termination Day.

3. The parties represent and warrant that upon the termination day, the previous agreement shall be terminated and shall have no further effect.

4. The parties agree as follows:

   4.1. No later than 7 days after the date of signing this agreement, Majic Wheels shall pay the Licensee 2,500 US$ by wire transfer of federal or immediately available funds to the Licensee's account no. 001581132 at Bank of America USA
   NAME - SOURCE PRO INT'L

   4.2. No later than 30.9.2007 Majic Wheels shall pay the Licensee 7,500US$ by wire transfer of federal or immediately available funds to the Licensee's account no. ________ at Bank ________.

   4.3. No later than 31.12.2007 Majic Wheels shall pay the Licensee 50,000US$ by wire transfer of federal or immediately available funds to the Licensee's account No. ________ at bank ________.

5. Notwithstanding the aforementioned, it is hereby agreed that in the event that Majic Wheels fails to pay the Licensee any payment required under this Agreement on the day appointed for payment thereof, the Licensee's sole remedy shall be to terminate this agreement and to enforce the previous agreement. In no circumstances shall the Licensee be entitled to any other remedy from Majic Wheels and /or Idea Plus, jointly and severally.

Discharge of Securities

6. The Licensee hereby declares that upon full payment of the payments required under this Agreement, he releases, waives, discharges and relinquishes any and all claims and/or demandsarising from or in connection with or otherwise resulting from this Agreement.

Representation and Warranties

7. The Parties hereby represent and warrant toward each other, as follows:

   7.1. Due Authority. Each Party has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, and no other proceedings are necessary for the execution and delivery of this Agreement or the performance of its obligations contemplated hereby.

   7.2. Consents. No authorization, consent, approval, waiver, license, qualification or exemption from, nor any filing, declaration, or registration is required in connection with the execution, delivery or performance of this Agreement.

   7.3. Conflicting Agreements. Neither the execution nor the delivery of this Agreement, nor the performance of its obligations hereunder, will violate or conflict with any term or condition of any other agreement.

Consideration and Termination

8. Notwithstanding the abovementioned, in the condition that the agreement attached hereto as exhibit A is executed, the Licensee shall be entitled, for a period of 5 years, to purchase from **Majic wheels Corp** 100,000 units of production RCV'S (as defined in the previous agreement) per a year, in consideration of cost price + 15% excluding V.A.T

9. Despite the aforesaid, the Licensee undertakes that the exclusive worldwide perpetual license granted to him in the previous agreement is cancelled.

Law and jurisdiction

10. This Agreement shall be governed by the laws of the State of Israel. The parties hereto submit to the sole and exclusive jurisdiction of the competent courts of the State of Israel, Tel Aviv - Jaffa District, in any matter concerning this Agreement and the legal relationship deriving therefrom and in any dispute which may arise between the parties in connection with this Agreement.

IN WITNESS WHEREOF the parties hereto have duly executed this agreement in the day and year first above written:

Majic wheels Corp

I, the undersigned, Ari Swartz, Adv., as legal counsel to **Majic wheels Corp ("the Company")** hereby confirm that ASHOR WILSON and LEVI KNAPNEY, who are known to me personally, signed the above agreement in my present, in the name of the company, and their signature together with the company stamp **MAJIC WHEELS CORP** bind the company for any purposes whatsoever, without limitation as to the amount.

MAJIC WHEELS CORP

Date: June 20, 2007

Signature: עו"ד אריק שוורץ
מ.ר. 22945
ז עזריאלי 1 ת"א 67021

אידיאה פלוס בע"מ
ח.פ. 513225573

Idea Plus Ltd

I, the undersigned, ________, Adv., as legal counsel to **Idea Plus Ltd ("the Company")** hereby confirm that Benjamin Reshef and Danny Elbaz, who are known to me personally, signed the above agreement in my present, in the name of the company, and their signature together with the company stamp ________ bind the company for any purposes whatsoever, without limitation as to the amount.

Date: June 20, 2007

Signature: ________

Global Sourcing and Marketing LLC

Liat Tabak

I, the undersigned, hereby declare that on _______ Mr. Sagi Kochavi appeared before me, ~~Dan Amnon~~, Adv., at my office at 113 Hayarkon Street Tel Aviv and that Mr. Sagi Kochavi whom I recognized by I.D. 032195471, after having duly been advised of his duty to declare the truth, and after having been warned that he will be liable to the punishments stipulated by law should he fail to do so, has affirmed his signature ~~together with Global Sourcing and Marketing LLC ("the company") stamp~~ ________ bind the company for any purposes whatsoever, without limitation as to the amount.

Date: 20/6/07

Signature: ליאת טבק